Exhibit 32.2
SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Med-Emerg International Inc. (the "Company") on Form 10-Q for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, , to the best of such officer’s knowledge, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2007

	By:	/s/ William Danis
William Danis
Chief Financial Officer
(Principal Financial and Accounting Officer)